                                                                       Exhibit 3


                                     BYLAWS
                                       OF
                               SAFECO CORPORATION

                        (As last amended August 7, 1996)

                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

1. ANNUAL MEETING. (a) The annual meeting of the stockholders of the corporation for the election of Directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held at 11:00 o'clock in the morning on the first Wednesday in May or, if such day is a legal holiday, then on the following business day or on such other day as may be designated by the Chairman, the President, or the Board of Directors ("Board of Directors"). The meeting shall be held at the principal executive office of the corporation or at such other place as may be designated in the notice of the meeting.

         (b) For business to be properly brought before the annual meeting in accordance with these Bylaws, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must file a written notice of intention to bring such business ("Business Notice") with the Secretary of the corporation not less than 60 days nor more than 90 days before the date of the stockholders' meeting at which such business will be brought; provided, however, that, in the event that the date of the meeting is other than the date specified in Section 1(a) of this Article I and less than 70 days' notice or initial prior public disclosure of the date of the meeting is given or made to stockholders, such Business Notice shall be timely if received not later than 10 days after the day on which such notice of the date of the meeting was mailed or such initial public disclosure of the date of the meeting was made, whichever first occurs. The Business Notice shall state the name, address, telephone number and class and number of shares of capital stock owned by the stockholder who intends to bring such business before the meeting; and, as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest of the stockholder in such business.

         (c) No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1; provided, however, that nothing in this Section 1 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The presiding officer of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the foregoing

SAFECO Corporation Bylaws
At August 7, 1996
Page 2



procedure and, if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2. SPECIAL MEETINGS. Special meetings of the stockholders may be called only by the Board of Directors. Such special meetings may be for any purpose or purposes, which shall be described in the notice of such special meeting, and shall be at the date, time and place prescribed in the notice of the meeting.

3. NOTICE OF MEETING. (a) Written notice of each annual and special stockholders' meeting shall be given to all stockholders of record entitled to notice of such meeting no fewer than 10 nor more than 60 days before the meeting date, except that notice of a stockholders' meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date. If such written notice is placed in the United States mail, postage prepaid, and correctly addressed to the stockholder's address shown in the corporation's current record of stockholders, then the notice is effective when mailed.

         (b) Notice of any stockholders' meeting may be waived in writing by any stockholder at any time, either before or after the meeting. In addition, notice of the date, time, place and purpose of the meeting shall be deemed waived by any stockholder who attends a stockholders' meeting in person or by proxy, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

4. ORGANIZATION OF MEETING - QUORUM. A stockholders' meeting, duly called, can be organized for the transaction of business whenever a quorum is present. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting shall constitute a quorum. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

5. ADJOURNED MEETINGS. Unless a new record date is or must be set for an adjourned meeting, an adjournment or adjournments of any stockholders' meeting may be taken to the date, time and place announced by the presiding officer at the meeting, without new notice being given; but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected.
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SAFECO Corporation Bylaws
At August 7, 1996
Page 3



6. VOTING AT MEETINGS. Each holder of common stock shall be entitled to one vote for each share of common stock then of record in the holder's name on the books of the corporation. Each holder of a share of capital stock other than common stock shall have the right to vote on those matters prescribed by the Board of Directors in establishing the preferences, limitations and relative rights for that class of capital stock. Every stockholder shall have the right to vote either in person or by proxy. All voting at stockholders' meetings shall be viva voce, unless any qualified voter shall demand a vote by ballot. In the case of voting by ballot, each ballot shall state the name of the stockholder voting, the number of shares owned by the stockholder, and, in addition, if such vote be cast by proxy it shall also state the name of the proxy.

                                   ARTICLE II

                               BOARD OF DIRECTORS

1. NUMBER AND QUALIFICATIONS. The business and affairs of the corporation shall be managed under the direction of a Board of Directors of from 12 to 18 directors, as set from time to time by resolution of the Executive Committee, which directors need not be stockholders of the corporation.

2. ELECTION - TERM OF OFFICE. The directors shall be divided into three classes, designated Class 1, Class 2, and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At each annual meeting of stockholders successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In the event of a failure to hold an election of Directors at any annual stockholders' meeting, election of Directors may be held at a special meeting of the stockholders called for that purpose; provided, that notice thereof be given all stockholders entitled to vote at such meeting at least 30 days prior to the date set for such special meeting.

3. VACANCIES. Any vacancy on the Board of Directors may be filled by the stockholders, the Board of Directors or, if the directors in office constitute fewer than a quorum of the Board of Directors, then by the affirmative vote of the majority of all directors in office.

SAFECO Corporation Bylaws
At August 7, 1996
Page 4



4. NOMINATIONS OF DIRECTORS. (a) The Board of Directors or at its direction a committee of the Board of Directors shall nominate individuals for election as directors at the annual meeting of stockholders and at any special meeting of stockholders called for the purpose of electing directors. Nominations may also be made by any stockholder entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this Section 4.

         (b) A nomination for election as director, other than nominations made by or at the direction of the Board of Directors, may be made only if a written notice of intention to nominate ("Nomination Notice") has been received by the secretary to the Board of Directors not less than 60 days nor more than 90 days before the date of the stockholders' meeting at which such election will occur; provided, however, that, in the event that the date of the meeting is other than the date specified in Section 1(a) of Article I above and less than 70 days' notice or initial prior public disclosure of the date of the meeting is given or made to stockholders, such Nomination Notice shall be timely if received not later than 10 days after the day on which such notice of the date of the meeting was mailed or such initial public disclosure of the date of the meeting was made, whichever first occurs. The Nomination Notice shall state the name, address, telephone number and class and number of shares of capital stock owned by the stockholder who intends to make a nomination; the name, age, address and telephone number of each nominee; a description of each nominee's business experience for the past five years; a statement whether the nominee has ever been prosecuted for any crime or been a party to any proceeding in which it was alleged the nominee or any affiliate of the nominee violated any law or regulation and, if so, a complete description of such prosecution or proceeding; and any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of Directors pursuant to
Section 14(a) of the Securities Exchange Act of 1934, as amended. The corporation may require any proposed nominee to furnish such additional information as may reasonably be required to determine the eligibility of such proposed nominee. In order to be considered valid the Nomination Notice must be accompanied by the written consent of each nominee to be nominated and a statement of each nominee's intention to serve as a director if elected.

         (c) No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 4. The presiding officer at the stockholders' meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

5. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof.
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SAFECO Corporation Bylaws
At August 7, 1996
Page 5



6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held quarterly, on the first Wednesday in February, May, August and November of each year, at such time and place as designated in the notice of the meeting.

7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place at any time when called by the Chairman or the President, or when called by the Secretary or an Assistant Secretary on request of three directors, or when called by any director during a national emergency of the kind that would make emergency bylaws operative for domestic insurers under the provisions of Sections 48.07.160 through 48.07.200 of the Revised Code of Washington.

8. NOTICE OF MEETINGS. (a) Notice of the time and place of meetings of the Board of Directors and of meetings of committees of the Board of Directors shall be given by the secretary to the Board of Directors, or by the person calling the meeting, in writing or orally at least two days prior to the day upon which the meeting is to be held. Notice may be given by mail, private carrier, personal delivery, telegraph or teletype, telephone, or by wire or wireless equipment which transmits a facsimile of the notice.

         (b) A director may waive notice of any meeting of the Board of Directors or any committee of the Board of Directors in writing before or after the date and time of the meeting and such waiver shall be deemed the equivalent of giving notice of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee of the Board of Directors need be specified in the waiver of notice of such meeting.

         (c) A director's attendance at or participation in a Board of Directors or committee meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon the director's arrival at the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

9. QUORUM. A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board of Directors, a majority of the total number of Directors then serving on the Board of Directors shall constitute a quorum for the transaction of business at any Board of Directors' meeting; provided, however, that a quorum may not be less than one-third of the total number of Directors fixed by or in the manner provided by these Bylaws. When a quorum is present, a majority of the directors in attendance at a meeting shall be sufficient to transact business and to adjourn the meeting from time-to-time without further notice.
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SAFECO Corporation Bylaws
At August 7, 1996
Page 6



                                   ARTICLE III

                               EXECUTIVE COMMITTEE

1. MEMBERSHIP. The Executive Committee shall consist of not less than two members and shall include (i) the chief executive officer of the corporation,
(ii) the chairs of each of the Audit, Compensation, Finance and Nominating Committees, and (iii) any other director of the corporation appointed by the Board of Directors. The chief executive officer shall be the chair of the Executive Committee, unless the Board of Directors designates some other member of the Executive Committee as chair.

2. POWERS AND DUTIES. (a) Other than those powers specifically denied to a committee of a Board of Directors under Washington law, the Executive Committee may exercise all the powers of the Board of Directors in the management of the business of the corporation when the Board of Directors is not in session. All such actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by any such revision or alteration.

         (b) The Executive Committee shall determine the corporation's policy regarding charitable contributions and shall review and make recommendations to the Board of Directors as appropriate on fundamental matters, including election of Directors, succession planning, appointment of officers of the corporation and its principal subsidiaries, capital allocation among the corporation's operations, issuance and repurchase or redemption of securities, dividends to shareholders, formation of subsidiaries, and material acquisitions or dispositions of subsidiaries or assets.

3. RULES OF PROCEDURE. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Special meetings of the Executive Committee may be called at any time by the chair of the Executive Committee or any two members. At all meetings of the Executive Committee, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient to transact business.

SAFECO Corporation Bylaws
At August 7, 1996
Page 7



                                   ARTICLE IV

                                FINANCE COMMITTEE

1. MEMBERSHIP. The Finance Committee shall consist of not less than five members appointed by the Board of Directors, one of whom shall be designated as its chair by the Board of Directors. Each member of the Finance Committee shall continue as a member at the pleasure of the Board of Directors.

2. POWERS AND DUTIES. The Finance Committee shall have general supervision of the finances and investments of the corporation. It shall designate or approve the designation of depositories for the funds of the corporation and shall have authority over all matters related to bank and custodial accounts; it shall have authority to buy and sell securities and to make loans of such character as is permitted by law; and, it may direct any action necessary to collect amounts due the corporation. All actions of the Finance Committee shall be recorded in minutes of its meetings and reported to the Board of Directors. Such actions shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by any such revision or alteration.

3. RULES OF PROCEDURE. The Finance Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Special meetings of the Committee may be called at any time by the chair of the Finance Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient to transact business.

                                    ARTICLE V

                                 AUDIT COMMITTEE

1. MEMBERSHIP. The Audit Committee shall consist of not less than three members appointed by the Board of Directors, none of whom shall be an employee of the corporation or any of its subsidiaries. The Board of Directors shall designate one member of the Audit Committee as its chair. Each member of the Audit Committee shall continue as a member at the pleasure of the Board of Directors.

SAFECO Corporation Bylaws
At August 7, 1996
Page 8



2.       POWERS AND DUTIES.   (a)  The Audit Committee shall:

         (1) Recommend the independent public accountants for selection as auditors by the Board of Directors;

         (2) Review the scope and, upon completion, the results of the audit with the corporation's independent public accountants;

         (3) Review management letters received from the independent public accountants in connection with audits;

         (4)      Review the corporation's internal accounting controls;

         (5) Review the planning and results of internal audit examinations;

         (6) Review with management any accounting changes affecting the corporation or its affiliates;

         (7) Meet in alternative and separate executive sessions with the independent public accountants and management;

         (8) Review the scope of and fees for consulting services provided by the independent public accountants; and

         (9) Review any interested party conflict-of-interest situation brought to its attention.

         (b) All actions of the Audit Committee shall be recorded in minutes of its meetings and reported to the Board of Directors.

3. RULES OF PROCEDURE. The Audit Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Special meetings of the Audit Committee may be called at any time by the chair of the Audit Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient to transact business.

SAFECO Corporation Bylaws
At August 7, 1996
Page 9



                                   ARTICLE VI

                              NOMINATING COMMITTEE

1. MEMBERSHIP. The Nominating Committee shall consist of not less than three members appointed by the Board of Directors, not more than one of whom shall be an employee of the corporation or any of its subsidiaries. The Board of Directors shall designate one member of the Nominating Committee as its chair. Each member of the Nominating Committee shall continue as a member at the pleasure of the Board of Directors.

2.       POWERS AND DUTIES.  (a)  The Nominating Committee shall:

         (1) Review qualifications of candidates for Board of Directors membership from whatever source received;

         (2) Recommend to the Executive Committee the slate of director candidates to be proposed for election by stockholders at the annual meeting;

         (3) Recommend to the Executive Committee candidates to fill director vacancies which occur between annual meetings of stockholders;

         (4) Recommend to the Board of Directors criteria regarding personal qualifications for nomination as director, including experience, skills, affiliations and characteristics;

         (5) Recommend to the Board of Directors criteria regarding the composition of the Board of Directors, including total size and number of employee-directors;

         (6) Recommend to the Board of Directors criteria relating to tenure as a director, including retirement age and continuation of a director in an honorary or similar capacity; and

         (7) Recommend to the Board of Directors the fees to be paid to directors, including retainer, meeting and committee meeting fees, and any additional fees to be paid to a director for particular service, e.g., to the chairman of the Board of Directors or chair of any committee. The Committee shall not recommend that any such fees be paid to any director who is also an employee of the corporation or its subsidiaries.

SAFECO Corporation Bylaws
At August 7, 1996
Page 10



         (b) All actions of the Nominating Committee shall be recorded in minutes of its meetings and reported to the Board of Directors.

3. RULES OF PROCEDURE. The Nominating Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Special meetings of the Nominating Committee may be called at any time by the chair of the Nominating Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient to transact business.


                                   ARTICLE VII

                             COMPENSATION COMMITTEE

1. MEMBERSHIP. The Compensation Committee shall consist of not less than three members appointed by the Board of Directors, none of whom shall be an employee of the corporation or any of its subsidiaries. The Board of Directors shall designate one member of the Compensation Committee as its chair. Each member of the Compensation Committee shall continue as a member at the pleasure of the Board of Directors.

2. POWERS AND DUTIES. (a) The Compensation Committee shall:

   (1) Review and approve in advance salary increases for officers of the corporation and employees of its subsidiaries where the proposed salary exceeds an amount set from time-to-time by the Board of Directors;

   (2) Report to the Board of Directors remuneration information concerning the chief executive officer and through the chief executive officer make such information as to any employee available to any director upon request;

   (3) Review and recommend to the Board of Directors any additional employee benefit program of a substantial nature and material changes to existing programs;

   (4) Review and approve changes required by law to be made to existing employee benefit programs and non-material changes to existing programs; and

   (5)  Administer the corporation's stock option program.

SAFECO Corporation Bylaws
At August 7, 1996
Page 11



         (b) All actions of the Compensation Committee shall be recorded in minutes of its meetings and reported to the Board of Directors.

3. RULES OF PROCEDURE. The Compensation Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Special meetings of the Compensation Committee may be called at any time by the chair of the Compensation Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient to transact business.


                                  ARTICLE VIII

                                OTHER COMMITTEES

The Board of Directors shall have authority to establish by resolution such other committees as the Board of Directors may from time to time deem necessary or advisable. The membership, duties and authority of such committees shall be as the Board of Directors may from time to time establish.

                                   ARTICLE IX

                                    OFFICERS

1. OFFICERS ENUMERATED - APPOINTMENT. The officers of the corporation shall be a Chairman, a President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, all of whom shall be appointed by the Board of Directors at the annual meeting thereof, to hold office for the term of one year and until their successors are appointed and qualified.

2. QUALIFICATIONS. None of the officers of the corporation, except the Chairman and President, need be a director. Any two or more corporate offices may be combined in one person.

3. CHAIRMAN. The Chairman shall preside at all meetings of the stockholders and directors, shall be the chief executive officer of the corporation, and, subject to the Board of Directors and Executive Committee, shall have general supervisory power and ultimate authority over and responsibility for the business and affairs of the corporation.

SAFECO Corporation Bylaws
At August 7, 1996
Page 12



4. PRESIDENT. The President shall be the chief operating officer of the corporation, and, subject to the ultimate authority of the Board of Directors, Executive Committee and Chairman, shall have general charge, supervision and control over the business and affairs of the corporation and of such of its subsidiaries as have been designated by the Chairman, and shall be responsible for the management thereof. In the absence of the Chairman the President shall act in the place of the Chairman with the authority to exercise all of the Chairman's powers and perform the Chairman's duties.

5. VICE PRESIDENTS. In the absence or disability of both the Chairman and President, one of the Vice Presidents, in the order determined by seniority of responsibility and then order of their appointment, shall act as Chairman and President until such time as the Board of Directors acts to appoint an individual or individuals to the offices of Chairman and President. One or more of the vice presidents may be designated by the Board of Directors as executive vice president, senior vice president or such other title as the Board of Directors deems appropriate for the position and duties.

6. SECRETARY. The Secretary shall be the custodian of the records, books of account, and seal of the corporation, and, in general, shall perform all duties usually incident to the office of Secretary, and make such reports and perform such other duties as may from time to time be requested of or assigned by the Board of Directors, the Executive Committee, the chief executive officer or chief operating officer of the corporation.

7. ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as may be assigned to them by the Secretary of the corporation, the Board of Directors, the Executive Committee, the chief executive officer or the chief operating officer of the corporation.

8. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. The Treasurer shall deposit all such funds in the name of the corporation in such depositories or invest them in such investments as may be designated or approved by the Finance Committee or the Board of Directors, and shall authorize disbursement of the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the Board of Directors, the Executive Committee, or the Finance Committee on securing proper vouchers for such disbursements. The Treasurer shall render to the Board of Directors from time to time as may be required an account of all transactions as Treasurer, and shall perform such other duties as may from time to time be assigned by the Board of Directors, the Executive Committee, the Finance Committee, or the chief executive officer of the corporation.

SAFECO Corporation Bylaws
At August 7, 1996
Page 13



9. ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as may be assigned to them by the Treasurer, the Board of Directors, the Executive Committee, the chief executive officer or the chief operating officer of the corporation.

10. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary to exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

11. REMOVAL. Any officer of the corporation may be removed by the affirmative vote of a majority of the whole Board of Directors; such removal, however, shall be without prejudice to the contract rights of the person so removed.

                                    ARTICLE X

                               CORPORATION PROXIES

Unless otherwise ordered by the Board of Directors, any and all shares of stock owned or held by the corporation in any other corporation shall be represented and voted at any meeting of the stockholders of such other corporation by any one of the following officers of the corporation in the following order who may attend such meeting; i.e., the Chairman, the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by the corporation at such meeting. Any one of the officers above named may execute a proxy appointing any other person as attorney and proxy to represent the corporation at such stockholders' meeting and to vote all stock of such corporation owned or held by the corporation with all power and authority in the premises that any of the officers above named would possess if personally present. The Board of Directors by resolution may from time to time confer like powers upon any other person or persons.

                                   ARTICLE XI

                                      STOCK

1. CERTIFICATES OF STOCK. Certificates of stock of the corporation shall be issued in such form in accordance with the corporation law of the State of Washington as may be approved by the Board of Directors, and may be signed by the chief executive officer, the chief operating officer, or any Vice President, and by the Secretary or any Assistant Secretary.

2. TRANSFERS. Shares of stock may be transferred by delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same by the record holder of the certificate. No

SAFECO Corporation Bylaws
At August 7, 1996
Page 14



transfer shall be valid except as between the parties thereto until such transfer shall have been made on the books of the corporation. Except as specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

3. STOCKHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact thereof for all purposes, including the payment of dividends on such stock and the right to vote such stock.

4. LOSS OR DESTRUCTION OF CERTIFICATES. In the case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond or indemnity to the corporation. A new certificate may be issued without requiring any bond when in the judgment of the Treasurer it is proper to do so.

5. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock of the corporation not inconsistent with these Bylaws, the Articles of Incorporation, or the laws of the State of Washington.

                                   ARTICLE XII

                                 INDEMNIFICATION

1. DIRECTORS. (a) Each person who was or is a party to any proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he or she is or was a director of the corporation, or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (an "Indemnitee"), whether the basis of a proceeding is an alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the corporation against all judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the Indemnitee in connection with such proceeding. Except as provided in paragraph (d) of this
Section 1 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any Indemnitee only if the proceeding (or part thereof) was authorized or ratified by the Board of Directors.
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At August 7, 1996
Page 15



         (b) No indemnification shall be provided to any Indemnitee for acts or omissions of the Indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the Indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if
Section 23B.08.560 or any successor provision is hereafter amended, the restrictions on indemnification set forth in this paragraph (b) shall be as set forth in such amended statutory provision.

         (c) The right to indemnification conferred under this Article XII shall included the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition. An advancement of expenses shall be made upon delivery to the corporation of an undertaking, by or on behalf of an Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article XII.

         (d) If a claim under this Section 1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. An Indemnitee shall be presumed to be entitled to indemnification under this Article XII upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation), and the corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

2. OFFICERS. The corporation shall extend rights to indemnification and advancement of expenses in the same manner and to the same extent provided to directors under Section 1 of this Article to any person, not a director of the corporation, who is or was an officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

3. OTHER EMPLOYEES AND AGENTS. The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (I) with the same
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SAFECO Corporation Bylaws
At August 7, 1996
Page 16



scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors; (ii) pursuant to rights provided by the Washington Business Corporation Act; or (iii) as are otherwise consistent with law.

4. DEFINITIONS. For purposes of this Article XII, the terms "director," "corporation," "expenses," "party" and "proceeding" have those meanings assigned to them in Section 23B.08.500 of the Washington Business Corporation Act.

5. SERVICE AT THE REQUEST OF THE CORPORATION. Any person who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote is held by the corporation or (b) as a partner, trustee or otherwise in a management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly-owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation.

6. PROCEDURES EXCLUSIVE. Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Article are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

7. NOT EXCLUSIVE -- CONTINUING. The indemnification provided by this Article shall not be deemed exclusive of other rights to which the director, officer, employee or agent may be entitled as a matter of law or by contract, and shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8. INSURANCE. The corporation may maintain insurance at its expense to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act.

                                  ARTICLE XIII

                                      SEAL

The seal of this corporation shall consist of a flat-faced, circular die with the words "SAFECO CORPORATION" and with the words and figures "Corporate Seal, 1929" in the center surrounding the trademarked chevron and stylized "S."

SAFECO Corporation Bylaws
At August 7, 1996
Page 17



                                   ARTICLE XIV

                              COPIES OF RESOLUTIONS

Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the stockholders, the Board of Directors, and any committees of or established by the Board of Directors, when certified by the chief executive officer, the chief operating officer, a Vice President, Secretary, or an Assistant Secretary.

                                   ARTICLE XV

                               AMENDMENT OF BYLAWS

1. BY THE STOCKHOLDERS. These Bylaws may be amended, altered or repealed at any meeting of the stockholders, if notice of the proposed alteration or amendment is contained in the notice of the meeting.

2. BY THE BOARD OF DIRECTORS. These Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting if notice of the proposed alteration or amendment is contained in the notice of such special meeting; provided, however, that the Board of Directors shall not amend, alter or repeal any Bylaw in such a manner as to affect in any way the qualification, classification, or term of office of the directors. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the stockholders.